Exhibit 99.1

For Immediate Release

Acurx Pharmaceuticals, Inc. Reports Second Quarter 2021 Results and Provides Business Update

Successful June 2021 IPO Raising $17.25 million in Gross Proceeds Including Exercise of Overallotment Option

Staten Island, NY, August 16, 2021 — Acurx Pharmaceuticals, Inc. (NASDAQ: ACXP) (“Acurx” or the “Company”), a clinical stage biopharmaceutical company developing a new class of antibiotics for difficult-to-treat bacterial infections, announced today certain financial and operational results for the quarter ended June 30, 2021.

Highlights of, and certain events subsequent to the second quarter of 2021 include:

•	Health Holland has awarded a grant of approximately $500,000 USD to Leiden University Medical Center to further study the mechanism of action of DNA pol IIIC inhibitors in scientific collaboration with Acurx; and

•	Acurx filed a provisional patent application with the U.S. Patent and Trademark Office for use of ibezapolstat to treat C. difficile Infection (CDI) while reducing recurrence of infection and improving the health of the gut microbiome.

“Successful closing of our IPO is a significant corporate milestone and provides the resources required to complete the Company’s Phase 2b clinical trial of ibezapolstat in patients with CDI, and to advance development of ACX-375C, our second antibiotic candidate program,” stated David P. Luci, President and Chief Executive Officer of Acurx.

Second Quarter 2021 Financial Results

Research and development expenses were $0.1 million for the three months ended June 30, 2021 compared to $0.4 million for the three months ended June 30, 2020. The decrease is primarily due to completion of the Phase 2a trial in 2020. For the six months ended June 30, 2021, research and development expenses were $0.2 million compared to $1.1 million for the six months ended June 30, 2020. The decrease is due to a decrease in Phase 2a trial related costs which was completed in the second half of 2020 and a decrease in consulting costs.

Selling, general and administrative expenses were $3.9 million for the three months ended June 30, 2021 compared to $0.5 million for the three months ended June 30, 2020. The increase was primarily due to an increase in stock-based director fees and stock-based compensation, and an increase in professional fees.

For the six months ended June 30, 2021, selling, general and administrative expenses were $5.4 million compared to $1.1 million for the six months ended June 30, 2020. The increase in selling, general and administrative expenses is primarily attributable to an increase in stock-based compensation, professional fees and stock-based director fees.

The Company reported a net loss of $4.0 million or $(0.57) per diluted share for the three months ended June 30, 2021 compared to a net loss of $0.9 million or $(0.15) per diluted share for the three months ended June 30, 2020 and a net loss of $5.5 million or $(0.79) per diluted share for the six months ended June 30, 2021 compared to a net loss of $2.2 million or $(0.37) per diluted share for the six months ended June 30, 2020, for the reasons previously mentioned.

As of June 30, 2021, the Company had a cash balance of $17.1 million.

Conference Call

As previously announced, David P. Luci, President and Chief Executive Officer, and Robert G. Shawah, Chief Financial Officer, will host a conference call to discuss the results and provide a business update as follows:

Date:	Tuesday, August 17, 2021
Time:	8:30 a.m. ET
Toll free (U.S. and International):	877-790-1503
Conference ID:	13721752

About Ibezapolstat

Ibezapolstat is a novel, orally-administered antibacterial compound being developed as a targeted, narrow spectrum oral antibiotic for the treatment of patients with C. difficile Infection (CDI). It is the first of a novel class of DNA polymerase IIIC inhibitors under development by Acurx to treat bacterial infections.

In June 2018, ibezapolstat was designated by the U.S. Food and Drug Administration (FDA) as a Qualified Infectious Disease Product (QIDP) for the treatment of patients with CDI and will be eligible to benefit from the incentives for the development of new antibiotics established under the Generating New Antibiotic Incentives Now (GAIN) Act. In January 2019, FDA granted “Fast Track” designation to ibezapolstat for the treatment of patients with CDI.

The Company successfully completed Phase 1 and Phase 2a clinical trials of ibezapolstat and in the second half of 2021 it expects to begin enrollment of its Phase 2b vancomycin-controlled efficacy study in a 1:1 randomized trial of a total of 64 patients with CDI.

The CDC has designated C. difficile as an urgent threat highlighting the need for new antibiotics to treat CDI.

About Acurx Pharmaceuticals, Inc.

Acurx Pharmaceuticals is a clinical stage biopharmaceutical company focused on developing new antibiotics for difficult to treat infections. The Company's approach is to develop antibiotic candidates that target the DNA polymerase IIIC enzyme and its R&D preclinical pipeline includes antibiotic candidates that target other Gram-positive bacteria, including Methicillin-Resistant Staphylococcus aureus (MRSA), Vancomycin-Resistant Enterococcus (VRE) and Penicillin-Resistant Streptococcus pneumoniae (PRSP).

To learn more about Acurx Pharmaceuticals and its product pipeline, please visit www.acurxpharma.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the potential of Ibezapolstat, Acurx's future expectations, plans and prospects, including without limitation, Acurx's expectations regarding its growth, strategy, progress and timing of its clinical trials, the potential of its antibiotics, and its intellectual property protection. The use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "project," "intend," "future," "potential," or "continue," and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include the possibility that data from clinical trials will be inconsistent with the data observed in subsequent clinical trials, whether ibezapolstat will benefit from the QIDP designation, whether ibezapolstat will advance through the clinical trial process on a timely basis, whether the results of the clinical trials of ibezapolstat will warrant the submission of applications for marketing approval, and if so, whether ibezapolstat will receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies where approval is sought, whether, if ibezapolstat obtains approval, it will be successfully distributed and marketed, competition from third parties that are developing products for similar uses, Acurx's ability to obtain, maintain and protect its intellectual property, Acurx's dependence on third parties for development and manufacture of product candidates including to supply any clinical trials, Acurx's ability to manage expenses and to obtain additional funding when needed to support its business activities and establish and maintain strategic business alliances and new business initiatives, and the impacts of public health pandemics such as COVID-19 on business operations including its clinical trials. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in Acurx's publicly filed Registration Statement on Form S-1 and will also be included in quarterly, annual and other reports. Acurx disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Contact:

Acurx Pharmaceuticals, Inc.

David P. Luci, President & CEO

Tel: 917-533-1469

Email: davidluci@acurxpharma.com

Source: Acurx Pharmaceuticals, Inc.

FINANCIAL TABLES FOLLOW

ACURX PHARMACEUTICALS, INC.

CONDENSED INTERIM BALANCE SHEETS

	June 30,	December 31,
	2021	2020
ASSETS	(unaudited)

CURRENT ASSETS
Cash	$17,095,596	$3,175,411
Prepaid Expenses	344,549	48,609
TOTAL ASSETS	$17,440,145	$3,224,020

LIABILITIES AND MEMBERS' AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable and Accrued Expenses	$1,918,639	$455,931
Paycheck Protection Program Loan	-	16,625
TOTAL CURRENT LIABILITIES	1,918,639	472,556

NONCURRENT LIABILITIES
Paycheck Protection Program Loan	-	49,878
TOTAL LIABILITIES	1,918,639	522,434

COMMITMENTS AND CONTINGENCIES

MEMBERS' AND SHAREHOLDERS' EQUITY
Members' Equity, Class A	-	16,402,198
Members' Equity, Class B	-	100,000
Common Stock; $.001 par value, 200,000,000 shares authorized, 9,916,208 shares issued and outstanding at June 30, 2021	9,916	-
Additional paid-in capital	34,790,591	-
Accumulated Deficit	(19,279,001)	(13,800,612)
		-
TOTAL MEMBERS' AND SHAREHOLDERS' EQUITY	15,521,506	2,701,586

TOTAL LIABILITIES AND MEMBERS' AND SHAREHOLDERS' EQUITY	$17,440,145	$3,224,020

ACURX PHARMACEUTICALS, INC.

CONDENSED INTERIM STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
OPERATING EXPENSES
Research and Development	$95,074	$400,738	$186,981	$1,085,469

General and Administrative	3,975,488	512,622	5,357,911	1,106,992

TOTAL OPERATING EXPENSES	4,070,562	913,360	5,544,892	2,192,461

Gain on forgiveness of Paycheck Protection Program Loan	66,503	-	66,503	-

NET LOSS	$(4,004,059)	$(913,360)	$(5,478,389)	$(2,192,461)

LOSS PER SHARE
Basic and diluted net loss per common share/units	$(0.57)	$(0.15)	$(0.79)	$(0.37)

Weighted average pro forma shares outstanding basic and diluted	6,968,341	5,975,971	6,908,396	5,919,792